                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Heftel Broadcasting Corporation

         We have audited the accompanying consolidated balance sheets of Heftel Broadcasting Corporation as of September 30, 1995 and 1994 and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended September 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Heftel Broadcasting Corporation at September 30, 1995 and 1994 and the consolidated results of its operations and its cash flows for each of the three years in the period ended September 30, 1995, in conformity with generally accepted accounting principles.


                                        ERNST & YOUNG LLP


Los Angeles, California
December 14, 1995, except for Note 12,
as to which the date is September  9, 1996

                       HEFTEL BROADCASTING CORPORATION

                         CONSOLIDATED BALANCE SHEETS

                                                                   SEPTEMBER 30
                                                           -----------------------------
                                                                1995           1994
                                                           -------------   -------------
ASSETS
Current assets:
  Cash and cash equivalents                                $   5,404,310   $  10,218,911
  Accounts receivable, net of allowance of $1,491,877
    in 1995 and $942,286 in 1994                              15,501,811      13,264,136
  Amounts receivable from officers and stockholders            2,357,932       1,771,666
  Prepaid expenses and other current assets                    2,243,445       2,129,855
                                                           -------------   -------------
Total current assets                                          25,507,498      27,384,568




Property and equipment, at cost:
  Land                                                           648,690         835,250
  Buildings and improvements                                   4,024,013       3,410,735
  Broadcast and other equipment                               10,238,010       7,849,222
  Furniture and fixtures                                       2,669,401       1,716,819
                                                           -------------   -------------
                                                              17,580,114      13,812,026
  Less accumulated depreciation and amortization              (5,335,151)     (4,774,843)
                                                           -------------   -------------
                                                              12,244,963       9,037,183

Intangible assets:
  Broadcast licenses                                          83,725,706      50,147,706
  Cost in excess of fair value of net assets acquired         30,665,219      27,591,890
  Other intangible assets                                        505,000       1,606,000
                                                           -------------   -------------
                                                             114,895,925      79,345,596
  Less accumulated amortization                               (5,643,246)     (8,817,729)
                                                           -------------   -------------
                                                             109,252,679      70,527,867
Other non-current assets:
  Deferred charges, net                                        3,104,679       3,721,429
  Notes receivable from related parties                          803,303       1,703,303
  Other                                                          724,162         978,469
                                                           -------------   -------------
                                                               4,632,144       6,403,201
                                                           -------------   -------------

Total assets                                               $ 151,637,284   $ 113,352,819
                                                           =============   =============

                           See accompanying notes.

                        HEFTEL BROADCASTING CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                                                                                              SEPTEMBER 30
                                                                                   ---------------------------------
                                                                                        1995                1994
                                                                                   -------------       -------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt and
    other non-current obligations (Note 5)                                          $    795,758        $    786,805
  Accounts payable                                                                     1,191,625           2,529,087
  Accrued expenses (Note 10)                                                           7,714,844           4,826,951
  Amounts payable to officers and stockholders                                           838,241             875,813
                                                                                   -------------       -------------
Total current liabilities                                                             10,540,468           9,018,656

Long-term debt, less current portion (Note 5)                                         95,936,528          58,472,261
Other non-current obligations, less current portion (Note 5)                           1,579,133           1,425,411

Commitments and contingencies (Note 6)

Stockholders' equity (Note 8):
  Series A Preferred Stock, cumulative, $.001 par value, 2,600,000 shares authorized, 335,634 shares issued and outstanding in 1995, 2,295,924 shares in 1994.  Liquidation preference of $355,772 in 1995 and
    $5,111,284 in 1994                                                                       336               2,296
  Undesignated series preferred stock, $.001 par value, 2,400,000
    shares authorized, none issued or outstanding                                             --                  --
  Class A Common Stock, $.001 par value, 30,000,000 shares
    authorized, 6,191,799 issued and outstanding in 1995 and
    6,031,799 shares in 1994                                                               6,192               6,032
  Class B Common Stock, $.001 par value, 7,000,000 shares authorized,
    4,679,763 shares issued and outstanding in 1995 and 1994                               4,680               4,680
  Additional paid-in capital                                                          95,693,269          95,698,105
  Accumulated deficit                                                                (43,839,535)        (44,670,835)
  Less treasury stock at cost, 810,587 shares
    in 1995 and 1994                                                                  (4,019,735)         (4,019,735)
  Notes receivable from stockholders related to
    purchase of stock                                                                 (4,264,052)         (2,584,052)
                                                                                   -------------       -------------
Net stockholders' equity                                                              43,581,155          44,436,491
                                                                                   -------------       -------------

Total liabilities and stockholders' equity                                         $ 151,637,284       $ 113,352,819
                                                                                   =============       =============

                            See accompanying notes.

                        HEFTEL BROADCASTING CORPORATION

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                                      YEAR ENDED SEPTEMBER 30
                                                                         ------------------------------------------------
                                                                             1995                1994            1993
                                                                         -----------         -----------      -----------
Revenues:
  Broadcasting revenues                                                  $72,577,882         $31,344,144      $24,118,810
  Revenues relating to Mi CASA                                                    --                  --          399,245
  Less agency commissions                                                 (8,418,340)         (3,911,414)      (3,186,720)
                                                                         -----------         -----------      -----------
Net revenues                                                              64,159,542          27,432,730       21,331,335

Operating expenses:
  Selling                                                                 10,393,242           3,857,446        2,979,475
  Programming                                                             10,174,717           3,080,245        2,207,026
  Promotion and market research                                           10,099,402           3,619,097        2,619,746
  Engineering                                                              1,842,711             535,609          477,808
  General and administrative                                              11,132,437           4,252,718        2,195,360
  Expenses relating to Mi CASA                                                    --                  --        1,469,903
  Corporate expenses, including $925,000 paid
    to a related party in 1993                                             4,720,380           3,453,839        2,529,171
  Depreciation and amortization                                            3,344,419           1,905,864        1,760,088
                                                                         -----------         -----------      -----------
Total operating expenses                                                  51,707,308          20,704,818       16,238,577
                                                                         -----------         -----------      -----------

Operating income                                                          12,452,234           6,727,912        5,092,758
Other income (expense):
  Interest income                                                            217,830             183,060          115,605
  Interest expense                                                        (6,607,180)         (3,180,272)      (2,427,108)
  Net income in equity of joint venture (Note 4)                                  --             616,390          745,597
  Costs relating to unconsummated acquisitions                              (141,988)         (1,099,701)        (325,000)
  Loss on retirement of debt (Note 5)                                             --          (1,737,707)              --
  Miscellaneous, net                                                        (285,568)           (307,577)        (208,743)
                                                                         -----------         -----------      -----------
                                                                          (6,816,906)         (5,525,807)      (2,099,649)
                                                                         -----------         -----------      -----------
Income before minority interest and
  provision for income taxes                                               5,635,328           1,202,105        2,993,109
Minority interest (Note 4)                                                (1,166,780)           (351,502)              --
Provision for income taxes (Note 7)                                         (150,000)           (100,000)        (272,000)
                                                                         -----------         -----------      -----------
Net income from continuing operations                                      4,318,548             750,603        2,721,109
Discontinued operations:
  Loss on discontinued operations of CRC (Note 12)                          (625,970)           (284,709)              --
                                                                         -----------         -----------      -----------
Net income                                                               $ 3,692,578         $   465,894      $ 2,721,109
                                                                         ===========         ===========      ===========
Net income per common
  and common equivalent share from continuing operations                 $      0.40         $      0.10      $      0.55
                                                                         ===========         ===========      ===========

Net income per common and common equivalent share                        $      0.34         $      0.05      $      0.55
                                                                         ===========         ===========      ===========

Weighted average common shares outstanding                                10,805,346           5,384,678        4,638,019
                                                                         ===========         ===========      ===========

                           See accompanying notes.

                        HEFTEL BROADCASTING CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                (NOTES 8 AND 9)




                                                           COMMON STOCK                            ADDITIONAL
                                                     -----------------------       PREFERRED         PAID-IN
                                                     CLASS A         CLASS B         STOCK           CAPITAL
                                                     -------         -------        -------        -----------
Balance at September 30, 1992                        $    --         $ 4,194        $ 2,296        $36,697,744

   Preferential dividend
      relating to acquisition                             --             --             --                 --
   1993 net income                                        --             --             --                 --
   Notes receivable from stockholders                     --             --             --                 --
                                                     -------         -------        -------        -----------
Balance at September 30, 1993                             --           4,194          2,296         36,697,744
   Reissuance of treasury stock                           --             --             --                 --
   Purchase of treasury stock, at cost                    --             --             --                 --
   Common stock issued in
     connection with:
        Public offering                                3,875             --             --          33,933,625
        Private sale of stock                          1,240             --             --          11,498,760
        Conversion of Class B to
           Class A Common Stock                          216            (216)           --                 --
        Acquisitions                                     701             513            --          12,281,305
        Exercise of warrants                              --             189            --             851,863
   Issuance of stock options                              --             --             --             434,808
   1994 net income                                        --             --             --                 --
                                                     -------         -------        -------        -----------
Balance at September 30, 1994                          6,032           4,680          2,296         95,698,105
   Repurchase of preferred stock                          --             --          (1,960)        (1,958,330)
   Preferred stock dividends                              --             --             --                 --
   Common stock issued in
     connection with exercise of warrants                160             --             --           1,679,840
   Issuance of stock options                              --             --             --             273,654
   1995 net income                                        --             --             --                 --
                                                     -------         -------        -------        -----------
Balance at September 30, 1995                        $ 6,192         $ 4,680        $   336        $95,693,269
                                                     =======         =======        =======        ===========


                                                                                              NOTES                   NET
                                                                                            RECEIVABLE            STOCKHOLDERS'
                                                 ACCUMULATED           TREASURY                FROM                  EQUITY
                                                   DEFICIT              STOCK              STOCKHOLDERS           (DEFICIENCY)
                                                 ------------        -----------           -----------            ------------
Balance at September 30, 1992                    $(46,722,182)       $(1,000,000)          $                      $(11,017,948)
                                                                             --
   Preferential dividend
      relating to acquisition                      (1,135,656)               --                    --               (1,135,656)
   1993 net income                                  2,721,109                --                    --                2,721,109
   Notes receivable from stockholders                     --                 --               (732,000)               (732,000)
                                                 ------------        -----------           -----------            ------------
Balance at September 30, 1993                     (45,136,729)        (1,000,000)             (732,000)            (10,164,495)
   Reissuance of treasury stock                           --           1,000,000            (1,000,000)                    --
   Purchase of treasury stock, at cost                    --          (4,019,735)                  --               (4,019,735)
   Common stock issued in
     connection with:
        Public offering                                   --                 --                    --               33,937,500
        Private sale of stock                             --                 --                    --               11,500,000
        Conversion of Class B to
           Class A Common Stock                           --                 --                    --                      --
        Acquisitions                                      --                 --                    --               12,282,519
        Exercise of warrants                              --                 --               (852,052)                    --
   Issuance of stock options                              --                 --                    --                  434,808
   1994 net income                                    465,894                --                    --                  465,894
                                                 ------------        -----------           -----------            ------------
Balance at September 30, 1994                     (44,670,835)        (4,019,735)           (2,584,052)             44,436,491
   Repurchase of preferred stock                          --                 --                    --               (1,960,290)
   Preferred stock dividends                       (2,861,278)               --                    --               (2,861,278)
   Common stock issued in
     connection with exercise of warrants                 --                 --             (1,680,000)                    --
   Issuance of stock options                              --                 --                    --                  273,654
   1995 net income                                  3,692,578                --                    --                3,692,578
                                                 ------------        -----------           -----------            ------------
Balance at September 30, 1995                    $(43,839,535)       $(4,019,735)          $(4,264,052)           $ 43,581,155
                                                 ============        ===========           ===========            ============

                           See accompanying notes.

                        HEFTEL BROADCASTING CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                             YEAR ENDED SEPTEMBER 30
                                                                  -----------------------------------------------
                                                                     1995               1994              1993
                                                                  -----------        -----------       ----------
OPERATING ACTIVITIES:
Net income                                                        $ 3,692,578        $   465,894       $2,721,109
Adjustments to reconcile net income to net cash
  provided by operating activities:
  Depreciation and amortization                                     3,587,341          1,947,646        1,760,088
  Provision for losses on accounts receivable                       1,522,235            855,220          621,744
  Income in equity of joint venture                                        --           (616,390)        (745,597)
  Loss on retirement of debt, net of cash paid                             --          1,061,207               --
  Non-cash interest and stock compensation expense                    925,740            434,808               --

  Changes in operating assets and liabilities,
    net of effect from acquisitions:
    Accounts receivable                                            (3,759,910)        (2,505,996)      (1,835,963)
    Prepaid expenses and other current assets                        (336,176)          (555,749)          20,675
    Accounts payable                                               (1,737,462)          (295,070)      (1,068,621)
    Accrued expenses                                                2,252,432            199,874         (246,691)
    Other, net                                                        133,209           (225,420)        (339,760)
                                                                  -----------        -----------       ----------
Net cash provided by operating activities                           6,279,987            766,024          886,984

INVESTING ACTIVITIES:
Purchases of property and equipment                                (4,011,331)          (402,730)        (669,723)
Purchase of businesses                                            (37,600,000)        (6,980,000)              --
Capitalized acquisition costs                                              --                 --         (305,694)
Advances/loans to related parties                                    (623,838)        (1,915,230)      (1,362,658)
Payments received on notes receivable                                 222,586            199,035          177,710
                                                                  -----------        -----------       ----------
Net cash used in investing activities                             (42,012,583)        (9,098,925)      (2,160,365)

FINANCING ACTIVITIES:
Proceeds from public and private stock issuances                           --         45,437,500               --
Repurchase of Class B Common Stock                                         --         (2,687,735)              --
Repurchase of Series A Preferred Stock                             (1,960,290)                --               --
Payment of Series A Preferred Stock Dividends                      (2,861,278)                --               --
Proceeds from borrowings under credit agreement                    36,475,000         59,565,733        4,500,000

Advances from officers and stockholders                                    --                 --          815,000
Payment of assumed debt                                                    --        (48,669,836)      (1,000,000)
Payment of costs related to new financing                             (82,411)        (4,301,039)        (126,500)
Repayment of long-term debt and
  other non-current obligations                                      (653,026)       (32,039,753)      (2,089,286)
                                                                     --------        -----------       ----------
Net cash provided by financing activities                          30,917,995         17,304,870        2,099,214
                                                                  -----------        -----------       ----------
Net (decrease) increase in cash and cash equivalents               (4,814,601)         8,971,969          825,833
Cash and cash equivalents at beginning of year                     10,218,911          1,246,942          421,109
                                                                  -----------        -----------       ----------
Cash and cash equivalents at end of year                          $ 5,404,310        $10,218,911       $1,246,942
                                                                  ===========        ===========       ==========

Supplemental disclosure of cash flow information:
Interest paid                                                     $ 5,117,883        $ 3,627,863       $1,752,431
                                                                  ===========        ===========       ==========
Taxes paid                                                        $    78,800        $   339,282       $    4,000
                                                                  ===========        ===========       ==========

                                                         See accompanying notes.

                        HEFTEL BROADCASTING CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                          SEPTEMBER 30, 1995 AND 1994

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Business

         Heftel Broadcasting Corporation (HBC), through its subsidiaries, owns fifteen Spanish language radio stations serving the Los Angeles, Miami, New York City, Dallas/Ft. Worth, Chicago and Las Vegas markets.

  Principles of Consolidation

         The accompanying consolidated financial statements include the accounts of Heftel Broadcasting Corporation and subsidiaries (collectively, the Company). All significant intercompany accounts and transactions have been eliminated in consolidation. The Company's fiscal year end is September 30.

  Cash and Cash Equivalents

         The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

  Accounts Receivable

         The Company sells broadcast time to a diverse customer base including advertising agencies and other direct customers. The Company performs credit evaluations of its customers and generally does not require collateral. The Company maintains allowances for potential losses and such losses have been within management's expectations.

  Investment in Joint Venture

         Until August 19, 1994, the Company's investment in its joint venture was accounted for using the equity method of accounting. In connection with certain agreements entered into between the Company and its joint venture partner, management considered it appropriate to consolidate the accounts of the joint venture and therefore such accounts and results of operations have been consolidated and are included in the accompanying consolidated financial statements effective August 20, 1994 (Note 4). On September 7, 1995, the Company, through a subsidiary, acquired the remaining 51% interest in this joint venture (Note 3).

  Depreciation and Amortization

         Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the related assets, which range from 3 to 40 years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease terms or the useful lives of the improvements. Expenditures for repairs and maintenance are charged to expense as incurred.

  Intangible Assets

         Intangible assets are stated at cost. Broadcast licenses are amortized over 40 years using the straight-line method. Other intangible assets, including cost in excess of fair value of net assets acquired, are amortized over the expected period of benefit, ranging from 5 to 40 years, using the straight-line method. The carrying value of intangible assets is reviewed if the facts and circumstances suggests that such value may have been impaired. If this review indicates that the carrying value of an intangible asset will not be recoverable, as determined based on the undiscounted cash flows of the Company over the remaining amortization period, the carrying value of the intangible asset is reduced by the estimated shortfall of cash flows.

  Deferred Acquisition Costs

         Costs incurred in connection with an acquisition of a business are capitalized as incurred. Upon consummation of the related acquisition, such costs are reclassified and included in the total purchase price of the acquired business. When it becomes apparent that a proposed acquisition will not be consummated, the related acquisition costs are expensed.

  Income Taxes

         Effective with fiscal year 1993, the Company began accounting for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." The cumulative effect of the adoption of FAS 109 was not material. The Company files consolidated federal income and state franchise tax returns which include the accounts of all of its subsidiaries.

  Revenue Recognition

         Revenue is recognized as commercials are broadcast. The Company also enters into barter transactions in which advertising time is traded for merchandise or services used principally for promotional and other business purposes. Barter revenue is recorded as commercials are broadcast at the estimated fair value of the merchandise or services received. If merchandise or services are received prior to the broadcast of commercials, recognition of the related revenue is deferred and recognized as the commercials are broadcast. Barter revenues accounted for approximately 7%, 7% and 5% of broadcasting revenues in 1995, 1994 and 1993, respectively.

  Earnings Per Share

         Net income per common share is computed by dividing net income by the weighted average number of common and common equivalent shares (if dilutive) outstanding during each year. For purpose of this computation, cumulative preferred stock dividends are deducted from net income whether or not preferred stock dividends have been declared or paid.

2.  INITIAL PUBLIC OFFERING AND SALE OF STOCK

         In August 1994 the Company, through an initial public offering, sold 3,875,000 shares of Class A Common Stock at an initial public offering price of $10.00 per share resulting in net proceeds to the Company of approximately $33,940,000. Concurrent with the completion of the initial public offering, the, Company sold 1,240,181 shares of Class A Common Stock for $11,500,000 to a private investor in a separate transaction which included the acquisition of Cadena Radio Centro (Note 3).


         The proceeds of the initial public offering were used as follows: a) approximately $18,000,000 to repay existing indebtedness; b) approximately $6,000,000 paid in connection with certain acquisitions; c) approximately $4,900,000 was used to redeem the majority of the Company's outstanding Series A Preferred Stock and pay related cumulative dividends; and d) the balance for working capital.

         Had the initial public offering, repayment of debt and redemption of preferred stock occurred at the beginning of fiscal 1994, pro forma net income per share would have been $0.18 per share and the weighted average common shares outstanding in fiscal 1994 would have been 7,709,495 shares. This unaudited pro forma information is not necessarily indicative of the results that would have been obtained had these events actually occurred at the beginning of fiscal 1994.

3.  BUSINESS ACQUISITIONS

         During fiscal years 1995 and 1994, the Company acquired several businesses as described further in the following paragraphs. The aggregate purchase price of these acquisitions, including acquisition costs, was approximately $42,021,000 in 1995 and $52,700,000 in 1994 and consisted of the following:

                                                    FISCAL YEAR ENDED
                                          ------------------------------------
                                              1995                   1994
                                          -------------          -------------
Cash paid                                 $  37,600,000          $   6,980,000
Common stock, issued at fair value                   --             12,283,000
Long-term debt and liabilities assumed        3,521,000             33,437,000
Cancellation of note receivable                 900,000                     --
                                          -------------          -------------
Total fair value of acquisitions          $  42,021,000          $  52,700,000
                                          =============          =============

         Each of the business acquisitions made by the Company during fiscal year 1995 and 1994 were accounted for using the purchase method of accounting. Accordingly, the accompanying financial statements include the accounts of the acquired businesses since the respective dates of acquisition.

  1995 ACQUISITIONS
  Dallas/Ft. Worth Radio Stations

         In December 1994, the Company acquired station KMRT-AM, which serves the Dallas/Ft. Worth market, for approximately $1,500,000. From August 1994 through the date of acquisition, the Company programmed KMRT-AM under a Local Marketing Agreement (LMA).

         In April 1995, the Company acquired station KICI-FM, which serves the Dallas/Ft. Worth market, in exchange for cancellation of a note for $900,000 payable by the seller to a subsidiary of the Company. From August 1994 through the date of acquisition, the Company programmed KICI-FM under an LMA.

         In June 1995, the Company acquired the assets of the radio station KCYT-FM (serving the Dallas/Ft. Worth market) for approximately $2,000,000. The acquisition was financed through additional borrowings under the Company's Credit Agreement and the issuance of notes payable to the sellers. From February 1995 through the date of acquisition, the Company programmed KCYT-FM under an LMA. Subsequent to the acquisition, the station call letters were changed to KMRT-FM.

         In July 1995, the Company acquired the assets of radio station KDZR-FM, which serves the Dallas/Ft. Worth market, for approximately $4,700,000. This acquisition was financed through additional borrowings under the Company's Credit Agreement. From February 1995 through the date of acquisition, the Company programmed KDZR-FM under an LMA. Subsequent to the acquisition, the station call letters were changed to KHCK-FM.

         In July 1995, the Company acquired the assets of radio station WOPA-AM, which serves the Chicago market, for approximately $4,500,000 plus approximately 45,000 shares of Class A Common Stock with a fair value of approximately $725,000, which have not yet been issued. This acquisition was financed through additional borrowings under the Company's Credit Agreement. Subsequent to the acquisition, the station call letters were changed to WLXX-AM.

         In August 1995, the Company acquired the assets of radio station KOWA-AM, which serves the Las Vegas market, for approximately $900,000. The acquisition was financed through additional borrowings under the Company's Credit Agreement. Subsequent to the acquisition, the station call letters were changed to KLSQ-AM.

         On September 7, 1995, the Company acquired the remaining 51% interest in Viva Media America Group (Viva Media), a partnership that owns WAQI-AM and WRTO-FM, which serve the Miami market, for $19,800,000 in cash. The acquisition was financed through additional borrowings under the Company's Credit Agreement. Under the terms of an Amended and Restated Agreement and Plan of Reorganization, and in connection with this transaction, the following contractual arrangements, which are described further in Note 4, were terminated for no additional consideration: (i) a warrant to purchase up to 237,600 shares of Class B Common Stock held by a former officer of the Company and the employment relationship between the Company and that officer and (ii) agreements regarding the management of certain Miami stations.

  1994 ACQUISITIONS
  Cadena Radio Centro

         In August 1994, the Company acquired Spanish Coast to Coast, Ltd., dba Cadena Radio Centro (CRC) in exchange for 700,938 shares of HBC Class A Common Stock valued at $6,500,000. In connection with this transaction, CRC's parent company purchased 1,240,181 shares of HBC Class A Common Stock for $11,500,000 in cash. CRC is a Los Angeles based Spanish language news broadcasting service which provides news services to Spanish language radio broadcasting companies including HBC subsidiaries. (See Note 12).

  New York/Miami Radio Stations

         In August 1994, the Company acquired Radio WADO, Inc. (WADO), Broadcast Investment, Inc. (BII) and SRN Texas, Inc. (STI) for approximately $31,700,000. WADO, BII and STI collectively owned 100% of Spanish Radio Network (SRN), a Florida general partnership, which owned and operated two Spanish language radio stations in Miami (WQBA-AM/FM), and one Spanish language radio station in New York City (WADO-AM). SRN also owned WGLI-AM in Babylon, New York which is currently not operating. The purchase price included the assumption of approximately $25,800,000 in long-term debt, $850,000 in current liabilities, a payment of approximately $3,500,000 in cash and 137,762 shares of HBC Class B Common Stock valued at approximately $1,378,000. The acquisition of these companies are hereafter referred to as the "New York/Miami Radio Stations."

  Dallas/Ft. Worth Radio Stations

         In August 1994, the Company acquired Rodriguez Broadcasting, Inc.
(RBI) for $1,500,000 in cash. RBI owned two Spanish language radio stations (KICI-AM and KICI-FM) which serves the Dallas/Ft. Worth market. Immediately prior to the closing of this transaction, RBI transferred the license for KICI-FM to Corsicana Communications, Inc. (Corsicana), an entity owned by the former shareholder of RBI, for a $900,000 note receivable and therefore the Company did not purchase this station. However, on August 19, 1994, the Company and Corsicana entered into an LMA to program KICI-FM and obtained an option, exercisable after November 17, 1994, to purchase KICI-FM in exchange for cancellation of the note receivable. The acquisition of KICI-FM was completed in April 1995.

         Prior to August 19, 1994, RBI had entered into an Asset Purchase Agreement to acquire a license for KMRT-AM, which serves the Dallas/Ft. Worth market, and also entered into an LMA regarding KMRT which permitted RBI to program the station pending its acquisition. On August 19, 1994, RBI assigned its rights under this LMA to a subsidiary of the Company. The acquisition of KMRT-AM was completed in December 1994.

         On August 19, 1994, HBC also acquired Mark Rodriguez, Jr. Broadcasting, Inc. (MRB) in exchange for 374,885 shares of HBC Class B Common Stock valued at approximately $4,405,000 plus the assumption of approximately $6,500,000 in long-term debt. MRB owned and operated a Spanish language radio station (KESS-AM) in Ft. Worth, Texas.

  Pro Forma Financial Information

         The following unaudited pro forma financial information presents the consolidated results of operations as if the above acquisitions had occurred at the beginning of the periods presented, after giving effect to certain adjustments including depreciation and amortization of assets acquired and interest expense on acquisition debt. This pro forma information is presented for comparative purposes only and does not purport to be indicative of what would have occurred had the acquisitions been made as of those dates or results which may occur in the future (in thousands, except per share data).

                                             YEAR ENDED SEPTEMBER 30
                                          1995                   1994
                                       ----------              ---------
                                                   (UNAUDITED)
Net broadcasting revenue               $   68,218              $  63,535
Net income (loss)                      $    3,251              $     722
Net income (loss) per common share     $     0.29              $    0.08

4.  INVESTMENT IN JOINT VENTURE/ACQUISITION OF VIVA MEDIA

         In October 1989, the Company, through a subsidiary, entered into a joint venture agreement with Mambisa Broadcasting Corporation (Mambisa), wherein the subsidiary acquired a 49% interest in Viva Media, a Florida general partnership which owns radio stations WAQI-AM and WRTO-FM serving the Miami market. The Company recorded its proportionate share of net income (loss) on Viva Media based on its fiscal year end of September 30.

         In April 1994, the Company entered into an Agreement and Plan of Reorganization with Mambisa to acquire the remaining 51% interest in Viva Media. On August 19, 1994, in connection with the Company and its subsidiaries entering into a new credit agreement with a financial institution, the Company, Mambisa and Viva Media entered into several agreements and transactions which are summarized as follows: a) a subsidiary of the Company entered into an agreement with Viva Media pursuant to which the Company's subsidiary began marketing advertising time for the radio stations owned by Viva Media in exchange for 51% of the profits (as defined) on the advertisements sold for such stations; b) the Company used approximately $16,500,000 of proceeds borrowed under a new credit agreement to repay existing indebtedness owed by Viva Media and in turn, Viva Media guaranteed up to $16,500,000 of the Company's indebtedness to the new lender until such time as Viva Media became a wholly-owned subsidiary of HBC; and c) two of Mambisa's shareholders were elected to Company's board of directors effective August 22, 1994.

         As a result of the agreements between the Company, Mambisa and Viva Media described above, management considered it appropriate to consolidate the accounts of Viva Media and therefore, such accounts and results of operations have been consolidated and are included in the accompanying consolidated financial statements beginning August 20, 1994. Prior to August 20, 1994, the accounts and results of operations of Viva Media were accounted for using the equity method of accounting. On September 7, 1995, the Company acquired the remaining 51% interest in Viva Media. In connection with this acquisition, the contractual arrangements described in a) and b) in the preceding paragraph were terminated for no additional consideration and two Mambisa shareholders who were also Company officers and directors resigned from their positions.

5.  LONG-TERM DEBT AND OTHER NON-CURRENT OBLIGATIONS

         Long-term debt at September 30 consists of the following:

                                                               1995              1994
                                                           -----------       -----------
Credit Agreement, variable interest rate (ranging from
  8.13% to 9.75% at September 30, 1995), interest
  payable quarterly, principal payable in varying
  quarterly installments beginning December 1996
  through December 2000                                    $93,040,733       $56,565,733
Note payable to stockholder, interest at 4.5%,
  payable in monthly installments of $10,000
  through July 1999, remaining unpaid
  principal and interest due August 1999                     1,257,835         1,321,971
12%, noncompete agreements payable to
  former officers and stockholders in variable
  monthly installments through May 1996                        215,359           437,936
Various notes payable, interest at 10%, payable in
  varying installments, due 1995 through 2015                2,154,229           894,448
                                                           -----------       -----------
                                                            96,668,156        59,220,088
Less current portion                                          (731,628)         (747,827)
                                                           -----------       -----------
                                                           $95,936,528       $58,472,261
                                                           ===========       ===========

  Credit Agreement

         In August 1994, the Company borrowed approximately $56,566,000 under a new credit agreement (Credit Agreement) entered into between the Company, its subsidiaries and a financial institution. The Credit Agreement establishes two credit facilities totalling $100,000,000. The proceeds were used to refinance existing indebtedness, including indebtedness assumed in certain acquisitions, and for working capital. During fiscal 1995, the Company borrowed an additional $36,475,000 under the Credit Agreement. Proceeds of these borrowings were used primarily for business acquisitions, capital expenditures and working capital. Subsequent to September 30, 1995, the Company entered into an agreement with the Lender to amend the Credit Agreement (Note 11).

         The lender has a security interest in substantially all the assets of the Company and its subsidiaries, including the stock and partnership interests of the Company's subsidiaries. The Credit Agreement restricts the payment of dividends and establishes limitations on, among other things, capital expenditures, borrowings, liens and compensation to management. The Company is also required to maintain certain working capital, debt to equity and other financial ratios. In connection with the August 1994 refinancing, the Company expensed $1,737,707 of unamortized financing cost relating to the refinanced debt.

         In September 1994, the Company entered into an interest rate cap agreement with a bank which has the effect of ensuring that for $40,000,000 of borrowings outstanding under the Credit Agreement, the base interest rate, as defined, will not exceed 7.25% at any time prior to September 1997.

  Other Non-current Obligations

         In connection with radio program promotions, the Company has, from time to time, awarded several $1,000,000 prizes. Such prizes are payable to program prize winners in annual non-interest bearing installments. As of September 30, 1995 and 1994, the long-term portion of the remaining unpaid balance totaled $1,579,133 and $1,425,411, respectively, net of discount of $4,991,737 and $3,814,122, respectively, and is included in other non-current obligations in the accompanying consolidated balance sheets. The imputed interest rates used range from 10% to 12%.

         Principal maturities of long-term debt and other non-current obligations, net of imputed interest, during the next five years and thereafter are as follows:

                                                    OTHER
                                LONG-TERM        NON-CURRENT
                                   DEBT          OBLIGATIONS         TOTAL
                              -------------      ------------    -------------
Year ending September 30:
  1996                        $     731,628      $     64,130    $     795,758
  1997                           10,597,032            46,901       10,643,933
  1998                           20,905,404            42,498       20,947,902
  1999                           21,846,125            27,566       21,873,691
  2000                           20,796,326            30,837       20,827,163
  Thereafter                     21,791,641         1,431,331       23,222,972
                              -------------      ------------    -------------
                              $  96,668,156      $  1,643,263    $  98,311,419
                              =============      ============    =============

6.  COMMITMENTS AND CONTINGENCIES

  Leases

         The Company leases real properties and equipment under operating leases expiring on various dates through 2034. Future minimum payments due under noncancelable operating leases that have initial or remaining terms in excess of one year are as follows:

Year ending September 30:
  1996                                              $ 1,267,729
  1997                                                1,244,679
  1998                                                1,242,371
  1999                                                1,226,229
  2000                                                1,179,949
  Thereafter                                          4,886,725
                                                    -----------
                                                    $11,047,682

         Management expects that, in the normal course of business, leases that expire will be renewed or replaced by leases on other properties. All real property leases require the payment of property taxes, maintenance, insurance and other incidental expenses. Rent expense for the years ended September 30, 1995, 1994 and 1993 was $1,345,376, $590,210 and $465,210, respectively.

  Litigation

         In the ordinary course of business, the Company becomes involved in certain legal claims and litigation. In the opinion of management, based upon consultations with legal counsel, the disposition of litigation pending against the Company will not have a materially adverse effect on its consolidated financial position or results of operations.

7.  INCOME TAXES

         The provision for income taxes for the years ended September 30, 1995, 1994 and 1993 consists of the following:

                                   1995            1994            1993
                                 ---------       --------        --------
Current:
  Federal                        $100,000        $ 19,000        $ 50,000
  State                            50,000          12,000         222,000
                                 --------        --------        --------
                                   150,000         31,000         272,000
Deferred:
  Federal                               --         69,000              --
                                 ---------       --------        --------
                                 $150,000        $100,000        $272,000
                                 =========       ========        ========

         Deferred income taxes reflect the net tax effects of temporary differences between the financial reporting and tax basis of assets and liabilities and available tax net operating loss carryforwards. Temporary differences and carryforwards at September 30 which give rise to a significant portion of deferred tax assets and liabilities were as follows:

                                                     1995            1994
                                                 -----------     -----------
Deferred tax assets:
  Net operating loss carryforward                $ 4,685,000     $ 6,191,000
  Deferred prizes payable                            657,000         492,000
  Allowance for doubtful accounts receivable         597,000         249,000
  Depreciation and amortization                      469,000         312,000
  Other accrued liabilities                          132,000              --
                                                 -----------     -----------
Total deferred tax assets                          6,540,000       7,244,000
Valuation allowance                               (5,700,000)     (6,819,000)
                                                 -----------     -----------
Net deferred tax assets                              840,000         425,000

Deferred tax liabilities:

  Equity in earnings of Joint Venture                810,000         355,000
  Other                                               99,000         139,000
                                                 -----------     -----------
Total deferred tax liabilities                       909,000         494,000
                                                 -----------     -----------
Net deferred tax liability                       $   (69,000)    $   (69,000)
                                                 ===========     ===========

         The decrease in the valuation allowance of $1,119,000 from prior year is primarily due to the decrease in net operating loss carryforwards.

         The reconciliation of income tax computed at the federal statutory tax rate to the Company's effective tax rate for the years ended September 30, 1995, 1994 and 1993 is as follows:

                                                            1995            1994            1993
                                                        ------------    -----------     -----------
Federal income tax at statutory rate                    $ 1,345,000     $   192,000     $ 1,052,000
Benefit of net operating loss carryforwards              (1,494,000)       (281,000)       (765,000)
State and local income tax, net of federal tax benefit       33,000           8,000         147,000
Non-deductible and non-taxable items, net                   266,000         181,000        (162,000)
                                                        ------------    -----------     -----------
                                                        $   150,000     $   100,000     $   272,000
                                                        ============    ===========     ===========

         As of September 30, 1995, the Company had tax net operating loss carryforwards for federal and state tax purposes of approximately $13,300,000 and $321,000, respectively. The loss carryforwards expire through the year 2008 if not used.

8.  STOCKHOLDERS' EQUITY

  Common Stock

         In June 1994, the Company's board of directors approved a Restated Certificate of Incorporation of Heftel Broadcasting Corporation (Restated Certificate). Upon filing, the Restated Certificate created two new separate classes of common stock; Class A Common Stock and Class B Common Stock, and authorized the Company to issue 30,000,000 and 7,000,000 shares, respectively, each with a par value of $.001 per share. The rights of these two new classes of common stock are identical except that the Class A shares are entitled to one vote per share and the Class B shares are entitled to ten votes per share on certain matters. All shares of voting common stock outstanding at the effective date of the filing of the Restated Certificate were converted into
1.1 shares of Class B Common Stock. All references in the accompanying consolidated financial statements to number of shares outstanding and related prices, per share amounts and management incentive stock options have been restated to reflect the effects of the Restated Certificate.

  Treasury Stock

         In October 1993, the Company sold the 226,695 shares held as treasury stock to an officer of the Company for $4.41 per share (the estimated fair market value at the date of sale) in exchange for a $1,000,000 unsecured interest-bearing promissory note, due October 2003.

         In December 1993, the Company repurchased 810,587 shares of its common stock from certain stockholders for $4,019,735. The purchase price for 220,000 of these shares is payable in 60 installments of $10,000 beginning in August 1994, and one installment of $1,000,000 on the first day of the month after the month in which the 60th installment is paid.

  Preferred Stock

         The Restated Certificate authorizes the Company to issue 5,000,000 shares of $.001 par value Preferred Stock, 2,600,000 of which is designated as Series A Preferred Stock and the remaining 2,400,000 shares are undesignated. The rights of the new Series A Preferred Stock are essentially identical to the rights of the previously existing preferred stock and all shares of preferred stock outstanding at the effective date of the filing of the Restated Certificate were converted into shares of Series A Preferred Stock.

         Series A Preferred Stock dividends are payable quarterly and have a cumulative annual rate of $.08 per share. As of September 30, 1995, there were no declared but unpaid Series A Preferred Stock dividends. As of September 30, 1995 and 1994, cumulative unpaid dividends totaled $20,138 and 2,815,360, respectively. The Series A Preferred Stock is superior to common stock in liquidation in the amount of $1 per share plus cumulative unpaid dividends and is redeemable at the option of the Company at $1 per share plus cumulative unpaid dividends.

         In January 1995, the Company used a portion of the proceeds from its initial public offering to redeem and retire 1,960,290 shares of its outstanding Series A Preferred Stock owned by the Company's Chairman and Co-Chief Executive Officer and certain of his children. The redemption price was equal to $1 per share plus cumulative unpaid dividends through the date of redemption of $2,861,278. The dividends paid included $1,142,495 of cumulative dividends relating to Preferred Stock retired in June 1992 for the which the payment of related cumulative dividends had been deferred pursuant to an agreement between the Company and the holder of the retired Preferred Stock.

         In April 1995, the Company paid approximately $251,000 in cumulative unpaid dividends on its outstanding Series A Preferred Stock held by the daughter of the Company's Chairman and Co-Chief Executive Officer.

9.  MANAGEMENT INCENTIVE STOCK OPTIONS

         In January 1987, the Company granted options to an officer to purchase 43,428 shares of common stock at an exercise price of $2.29 per share. In April 1987, the Company granted options to an officer (also the principal stockholder of the Company) to purchase 806,678 shares of common stock at an exercise price of $1.05 per share. These options vested immediately and expire in April 1997.

         In February 1992, the Company granted options to purchase 188,925 shares of common stock to an officer of the Company. The exercise price was $4.51 per share (the estimated fair value of the common stock at the date of grant). In August 1994, the officer exercised his option to purchase the 188,925 shares. As payment for the stock subject to the options exercised, the Company received a 7.67% interest bearing promissory note due August 2004.

         In June 1993, the Company granted options to purchase 39,600 shares of common stock to an officer of the Company. The exercise price is $4.51 per share (the estimated fair value of the common stock at the dates of grant).
The option agreement provided for future issuances of options as to additional shares of common stock should the Company achieve certain future financial targets as specified in his option agreement. In January and August 1994, and in January 1995, additional options to purchase 39,600, 79,200 and 39,600 shares, respectively, were granted in accordance with the officer's option agreement. In connection with the options granted to this officer in August 1994 and January 1995, $434,808 and $217,404, respectively, in compensation expense was charged to operations which reflects the difference between the option price and the fair value of the stock subject to such options. In September 1995, the options previously granted to this officer were cancelled (Note 3).

         In January 1995, the Company granted options to purchase 160,000 shares of common stock to an officer of the Company at an exercise price of $10.50 per share. Subsequently, the officer exercised his option to purchase the 160,000 shares and delivered to the Company an 8.75% interest bearing promissory note due June 2005 as payment for the stock.


  Stock Option Plan

         In July 1994, the Company adopted a stock option plan (Stock Option
Plan) under which a maximum of 750,000 shares of Class A Common Stock may be issued upon exercise of options granted to directors, officers or other key employees of the Company or its subsidiaries. The Stock Option Plan is administered by the board of directors, or in the discretion of the board of directors, a committee of not less than two directors. The board of directors or this committee determines employees to whom options will be granted, the timing and manner of grant, the exercise price, the number of shares and all terms of options granted. Generally, options granted under the Stock Option Plan vest over a two or three year period. In August 1994 the Company granted options to purchase 5,000 shares each of Class A Common Stock to two directors of the Company and options to purchase 25,000 shares of Class A Common Stock to an officer, all at an exercise price of $10.00 per share, the initial public offering price.

         Following is a summary of management incentive stock options granted and outstanding for the three years ended September 30, 1995:

                                                NUMBER          OPTION PRICE
                                               OF SHARES          PER SHARE
                                               ---------        ------------
Options outstanding at September 30, 1992      1,039,031         $1.05-$4.51
   Granted                                        39,600           $4.51
   Exercised                                          --             --
   Cancelled                                          --             --
                                               ---------        ------------
Options outstanding at September 30, 1993      1,078,631        $1.05-$4.51
   Granted                                       153,800        $4.51-$10.00
   Exercised                                    (188,925)          $4.51
   Cancelled                                          --             --
                                               ---------        ------------
Options outstanding at September 30, 1994      1,043,506        $1.05-$10.00
   Granted                                       237,100        $4.51-$14.00
   Exercised                                    (160,000)          $10.50
   Cancelled                                    (198,000)          $4.51
                                               ---------        ------------
Options outstanding at September 30, 1995        922,606        $1.05-$14.00
                                               =========        ============
Options exercisable at September 30, 1995        863,439
                                               =========

10.  OTHER FINANCIAL INFORMATION

  Accrued Expenses

                                                       SEPTEMBER 30,
                                                  1995               1994
                                               ----------         ----------
Wages, salaries and benefits                   $2,347,107         $2,351,041
Commissions payable                             2,237,857          1,405,039
Interest payable                                  664,399             80,370
Liabilities assumed in business acquisitions    1,166,813                 --
Other                                           1,298,668            990,501
                                               ----------         ----------
                                               $7,714,844         $4,826,951
                                               ==========         ==========

  Allowance for Doubtful Accounts Receivable

Balance at October 1, 1992                        $     600,262
    Provision charged to costs and expenses             621,744
    Amounts charged to reserve                         (291,352)
    Other                                                    --
                                                  -------------
Balance at September 30, 1993                           930,654
    Provision charged to costs and expenses             855,220
    Amounts charged to reserve                       (1,275,471)
    Other (arising from business acquisitions)          431,883
                                                  -------------
Balance at September 30, 1994                           942,286
    Provision charged to costs and expenses           1,522,235
    Amounts charged to reserve                         (972,644)
    Other                                                    --
                                                  -------------
Balance at September 30, 1995                     $   1,491,877
                                                  =============

  Supplemental Disclosures of Noncash Transactions

         Noncash transactions for the year ended September 30 included the following:

                                                                      1995                1994
                                                                  -----------       -------------
Reissuance of treasury stock in exchange for note receivabl$               --       $   1,000,000

Repurchase of common stock in exchange for note payable                    --           1,332,000
Issuance of common stock upon exercise of stock
    options in exchange for note receivable                         1,680,000             852,052
                                                                  -----------       -------------
                                                                  $ 1,680,000       $   3,184,052
                                                                  ===========       =============

         In addition to the above, in fiscal 1994 the Company issued common stock with a fair value of $12,283,000 and assumed long-term debt and other liabilities totaling $33,437,000 in connection with certain business acquisitions.

         In fiscal 1995, the Company cancelled a $900,000 note receivable and assumed long-term debt and other liabilities totaling $3,521,000 in connection with certain business acquisitions.

11.  SUBSEQUENT EVENTS (UNAUDITED)

         On November 1, 1995, the Company entered into an agreement to acquire the assets of radio station WPAT-AM, which serves the New York City market for approximately $19,500,000. The acquisition will be financed through additional borrowings under the Company's Credit Agreement. The consummation of this acquisition is subject to approval by the Federal Communications Commission.

         On December 20, 1995, the Company entered into an agreement with the lender to amend the Credit Agreement. The amended Credit Agreement will increase the total credit facilities to $140,000,000 and defer the commencement of principal payments until December 31, 1996. Other terms of the amended Credit Agreement will remain substantially the same. As a result of this agreement, the principal maturities of long-term debt as of September 30, 1995 have been restated to reflect the maturities provided for under the pending amendment to the Credit Agreement.

12.  DISCONTINUED OPERATIONS

         On September 9, 1996, the Company's Board of Directors approved a plan to discontinue the operations of the radio network owned by the Company's wholly-owned subsidiary Spanish Coast-to-Coast, d.b.a. Cadena Radio Centro
(CRC) effective August 5, 1996. Consequently, the accompanying consolidated statements of income have been restated to reflect the effects of the discontinued operations of CRC for each of the periods presented.

                UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                            JUNE 30,       SEPTEMBER 30,
                                                                             1996              1995
                                                                         -------------    ---------------
                                                                          (UNAUDITED)          (NOTE)
ASSETS
Current assets:
  Cash                                                                   $   3,900,401    $     5,404,310
  Accounts receivable, net                                                  19,090,032         15,501,811
  Other current assets                                                       3,842,719          4,601,377
                                                                         -------------    ---------------
Total current assets                                                        26,833,152         25,507,498

Property and equipment, at cost                                             26,380,785         17,580,114
  Less accumulated depreciation and amortization                            (6,522,096)        (5,335,151)
                                                                         -------------    ---------------
                                                                            19,858,689         12,244,963

Intangible assets                                                          131,395,925        114,895,925
  Less accumulated amortization                                             (7,894,640)        (5,643,246)
                                                                         -------------    ---------------
                                                                           123,501,285        109,252,679

Other non-current assets                                                    10,290,177          4,632,144
                                                                         =============    ===============
Total assets                                                             $ 180,483,303    $   151,637,284


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt                                      $     726,688    $       795,758
  Accounts payable and accrued expenses                                      8,477,520          8,906,469
  Amounts payable to officers and stockholders                                 641,355            838,241
                                                                         -------------    ---------------
Total current liabilities                                                    9,845,563         10,540,468

Long-term debt and other obligations, less current portion                 126,861,265         97,515,661

Stockholders' equity (Notes 2, 5 and 6):
  Series A Preferred Stock, cumulative, $.001 par value                            336                336
  Undesignated series preferred stock, $.001 par value                              --                 --
  Class A Common Stock, $.001 par value                                          6,824              6,192
  Class B Common Stock, $.001 par value                                          4,167              4,680
  Other stockholders' equity, net                                           43,765,148         43,569,947
                                                                         -------------    ---------------
Total stockholders' equity                                                  43,776,475         43,581,155
                                                                         -------------    ---------------
Total liabilities and stockholders' equity                               $ 180,483,303    $   151,637,284
                                                                         =============    ===============

           See notes to condensed consolidated financial statements.

NOTE: The balance sheet at September 30, 1995 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                        THREE MONTHS ENDED JUNE 30,            NINE MONTHS ENDED JUNE 30,
                                       ------------------------------          ----------------------------
                                          1996               1995                 1996             1995
                                       ------------------------------          ----------------------------
                                                (UNAUDITED)                            (UNAUDITED)
Net revenues                           $19,900,061        $16,629,786          $53,053,497      $46,643,810
Operating expenses                      15,943,343         12,314,335           43,096,469       37,271,695
                                       -----------        -----------          -----------      -----------
Operating income                         3,956,718          4,315,451            9,957,028        9,372,115

Other expense:
  Interest expense, net                 (3,201,298)        (1,350,497)          (7,935,512)      (3,711,745)
  Other expense, net (including
     cost relating to unconsummated
     acquisitions                       (1,117,862)          (140,889)          (1,324,579)        (361,625)
                                       -----------        -----------          -----------      -----------
                                        (4,319,160)        (1,491,386)          (9,260,091)      (4,073,370)
                                       -----------        -----------          -----------      -----------

Income (loss) before minority
  interest and provision for
  income taxes                            (362,442)         2,824,065              696,937        5,298,745

Minority interest                             --             (351,305)                --         (1,428,337)
Provision for income taxes                    --                   --              (65,000)         (53,000)
                                       -----------        -----------          -----------      -----------
Net income (loss) from continuing
 operations                               (362,442)         2,472,760              631,937        3,817,408

Discontinued operations:
 (Loss) gain on discontinued
 operations of CRC                        (500,326)           689,601           (1,608,167)        (135,398)
                                       -----------        -----------          -----------      -----------

Net income (loss)                      $  (862,768)       $ 3,162,361          $  (976,230)     $ 3,682,010
                                       ===========        ===========          ===========      ===========

Net income (loss) per common
  and common equivalent share
  from continuing operations           $     (0.04)       $      0.22          $      0.06      $      0.34
                                       ===========        ===========          ===========      ===========
Net income (loss) per common
  and common equivalent share          $     (0.09)       $      0.29          $     (0.10)     $      0.33
                                       ===========        ===========          ===========      ===========

Weighted average common
  shares outstanding                    10,143,397         10,969,623           10,326,354       10,898,156
                                       ===========        ===========          ===========      ===========

           See notes to condensed consolidated financial statements.

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                NINE MONTHS ENDED JUNE 30
                                                                             ------------------------------
                                                                                 1996               1995
                                                                             ------------------------------
                                                                                       (UNAUDITED)
NET CASH PROVIDED BY OPERATING ACTIVITIES                                    $     674,642     $  3,653,546

INVESTING ACTIVITIES:
  Purchases of property and equipment                                           (3,825,926)      (2,919,443)
  Payments relating to pending and completed
    business acquisitions                                                      (21,341,051)      (5,559,708)
                                                                             -------------     ------------
Net cash used in investing activities                                          (25,166,977)      (8,479,151)

FINANCING ACTIVITIES:
  Proceeds from borrowings under credit agreement                               28,459,267       15,475,000
  Payment of debt issue cost                                                    (5,199,877)              --
  Repayment of long-term debt                                                     (681,983)        (504,243)
  Net change in amounts due to/from
    officers and stockholders                                                      (68,200)        (552,501)
  Proceeds from exercise of stock options and warrants                             512,782               --
  Redemption of Preferred Stock                                                         --       (1,960,290)
  Payment of cumulative Preferred Stock dividends                                  (33,563)      (2,861,308)
                                                                             -------------     ------------
Net cash provided by financing activities                                       22,988,426        9,596,658
                                                                             -------------     ------------

Net increase / (decrease) in cash                                               (1,503,909)       4,771,053
Cash at beginning of period                                                      5,404,310       10,218,911
                                                                             -------------     ------------
Cash at end of period                                                        $   3,900,401     $ 14,989,964
                                                                             =============     ============


           See notes to condensed consolidated financial statements.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                                 June 30, 1996

1.  BASIS OF PRESENTATION

         The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine month period ended June 30, 1996 are not necessarily indicative of the results that may be expected for the year ended September 30, 1996. For further information, refer to the consolidated financial statements and footnotes thereto included in Heftel Broadcasting Corporation's Annual Report on Form 10-K for the year ended September 30, 1995.

         Net income (loss) per common share is computed by dividing net income
(loss) by the weighted average number of common and common equivalent shares (if dilutive) outstanding during each period. For purposes of this computation, cumulative preferred stock dividends are deducted from net income
(loss) during each period in which preferred stock is outstanding, although preferred stock dividends may not have been actually declared or paid during these periods.

2.  STOCKHOLDERS' EQUITY

                                                                           JUNE 30,          SEPTEMBER 30,
                                                                             1996                1995
                                                                          ------------       -------------
Stockholders' equity (Notes 5 and 6):
  Series A Preferred Stock, cumulative, $.001 par value,
    2,600,000 shares authorized, 335,634 issued and outstanding at June 30, 1996 and September 30, 1995
    Liquidation preference of $342,347 at June 30, 1996
    ($355,772 at September 30, 1995)                                      $        336       $        336
  Undesignated series preferred stock, $.001 par value, 2,400,000
    shares authorized, none issued or outstanding                                   --                 --
  Class A Common Stock, $.001 par value, 30,000,000 shares
    authorized, 6,823,518 issued and outstanding at June 30, 1996
    (6,191,799 at September 30, 1995)                                            6,824              6,192
  Class B Common Stock, $.001 par value, 7,000,000 shares
    authorized, 4,167,116 issued and outstanding at June 30, 1996
    (4,679,763 at September 30, 1995)                                            4,167              4,680
  Additional paid-in capital                                                96,898,263         95,693,269
  Accumulated deficit                                                      (44,849,328)       (43,839,535)
  Less treasury stock at cost, 810,587 shares                               (4,019,735)        (4,019,735)
  Notes receivable from stockholders related to purchase of stock           (4,264,052)        (4,264,052)
                                                                          ------------       ------------
Net stockholders' equity                                                  $ 43,776,475       $ 43,581,155
                                                                          ============       ============

3.  STATION ACQUISITION

         On March 25, 1996, the Company acquired the assets of radio station WPAT-AM, which serves the New York City market for approximately $19.5 million. The acquisition was financed through additional borrowings under the Company's Credit Agreement.

4.  LONG-TERM DEBT

         On January 10, 1996, the Company borrowed $1.5 million under its Credit Agreement and issued a $1.5 million promissory note in connection with the acquisition of real property in Miami on which an AM transmitting tower is located.

         On March 13, 1996, the Company completed an Amended and Restated Credit Agreement with its lender resulting in an increase to the total credit facilities from $100 million to $175 million and the commencement of principal payments was deferred until December 31, 1996. Other terms of the amended Credit Agreement remained substantially the same. On March 25, 1996, the Company borrowed an additional $20 million under the Credit Agreement. The proceeds were used to fund the acquisition of the assets of WPAT-AM in New York. Subsequent to June 30, 1996, the Company entered into a credit agreement with a new lender (Note 6).

5.  STOCKHOLDERS' EQUITY

         In December 1995, the Company issued an aggregate of 519,339 stock options to various employees of the Company under its Stock Option Plan. The exercise price ranged from $15.25 to $15.50 per share, the market price at the date of issuance. The options vest over a period ranging from two to three years.

         On January 2, 1996 the Company issued 44,811 shares of common stock to one of the parties to the acquisition of WLXX-AM in Chicago in accordance with the terms of the purchase agreement.

         In March and April 1996, the Company's board of directors approved the payment of cumulative dividends through December 31, 1995, and through March 31, 1996, respectively, on the outstanding Series A Preferred Stock. Such dividend payments totaled $26,851 and $6,713, respectively.

         In April 1996, the Company's board of directors also approved the payment of cumulative dividends from April 1, 1996 through June 30, 1996 on the outstanding Series A Preferred Stock. Such dividend payment totaled $6,713 and was paid in July 1996.

         Subsequent to June 30, 1996, the Company redeemed all of the Series A Preferred Stock outstanding and paid cumulative dividends through the redemption date (Note 6).

6.  SUBSEQUENT EVENTS

Change in Control of Company

On August 5, 1996, Clear Channel Radio, Inc., a wholly owned subsidiary of Clear Channel Communications, Inc. (Clear Channel), completed a stock purchase and tender offer of the Company's Class A and B Common Stock for $23 per share. The consummation of these transactions, as more fully described below, increases Clear Channel's investment in the Company from a previously owned 21% interest to 62%. Clear Channel is a diversified radio and television broadcasting company.

Pursuant to a Stockholder Purchase Agreement dated June 1, 1996 between Clear Channel and Mr. Cecil Heftel, former Chairman and Co-Chief Executive Officer, Mr. Carl Parmer, former President and Co-Chief Executive officer and members of the Heftel family, Clear Channel acquired 160,000 shares of the Company's Class A Common Stock and 3,356,529 shares of the Company's Class B Common Stock on August 5, 1996 (each share of Class B Common Stock converts automatically into one share of Class A Common Stock upon sale). An additional 1,156,017 shares of Class A Common Stock were acquired by Clear Channel upon the exercise of stock options and warrants held by the selling stockholders.

Under a separate Tender Offer Agreement dated June 1, 1996 between the Company and Clear Channel, Clear Channel also acquired 231,776 shares of the Company's Class A Common Stock, of which an aggregate of 199,167 shares were tendered by employees of the Company upon the exercise of their stock options on August 5, 1996. Additional shares of Class A Common Stock were tendered to Clear Channel by public shareholders.

On September 9, 1996, the Company's Board of Directors approved a plan to discontinue the operations of the radio network owned by the Company's wholly-owned subsidiary Spanish Coast-to-Coast, Ltd., a Delaware corporation doing business as Cadena Radio Centro ("CRC"), effective August 5, 1996. Consequently, the accompanying condensed consolidated statements of operations have been restated to reflect the effects of the discontinued operations of CRC for each of the periods presented.

Refinanced Credit Agreement

On August 5, 1996, concurrent with the completion of the transactions described above, the Company borrowed $135 million under a Credit Agreement with a new lender which provides a total credit facility of $155 million. The proceeds were used to retire all of the outstanding debt under the Company's existing credit agreement and to pay certain non-compete and employment contract settlements plus certain transaction and other costs relating to the stockholder purchase agreement and tender offer. The terms, covenants and conditions of the new credit agreement are similar to those under the former credit agreement, except that the entire principal balance outstanding plus unpaid interest is due in January 1998. The principal maturities of long-term debt as of June 30, 1996 reflect the terms of the new Credit Agreement.

As a result of and in connection with the completion of the transactions described in the preceding paragraphs, the Company estimates it will have certain one-time charges during the quarter ended September 30, 1996 of approximately $45 million, before tax benefits, which are expected to be minimal. Such charges relate primarily to the payment of employment contract settlements with former senior executives, the write-off of unamortized financing costs relating to the retired debt, and transaction and other restructuring costs.

Proposed Merger Plan

On July 10, 1996, Clear Channel issued a press release announcing its plans to submit to the Company's board of directors a proposal and plan to have the Company acquire Tichenor Media Systems, Inc. Tichenor, is a Dallas-based Spanish language broadcaster with twenty radio stations in six markets. Under the terms of the merger plan, Tichenor shareholders would exchange their capital stock for approximately 5.68 million shares of the Company's Class A Common Stock plus approximately $3.2 million in cash. The completion of this acquisition is subject to approval by the board of directors and shareholders of the Company and Tichenor, and by the Federal Trade Commission and Federal Communications Commission.

                UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                            MARCH 31,        SEPTEMBER 30,
                                                                              1996               1995
                                                                          ------------       ------------
                                                                          (UNAUDITED)           (NOTE)
ASSETS
Current assets:
  Cash                                                                    $  4,292,479       $  5,404,310
  Accounts receivable, net                                                  16,867,458         15,501,811
  Other current assets                                                       4,526,729          4,601,377
                                                                          ------------       ------------
Total current assets                                                        25,686,666         25,507,498

Property and equipment, at cost                                             25,916,790         17,580,114
  Less accumulated depreciation and amortization                            (6,063,421)        (5,335,151)
                                                                          ------------       ------------
                                                                            19,853,369         12,244,963

Intangible assets                                                          131,395,925        114,895,925
  Less accumulated amortization                                             (6,939,545)        (5,643,246)
                                                                          ------------       ------------
                                                                           124,456,380        109,252,679

Other non-current assets                                                    10,770,048          4,632,144
                                                                          ------------       ------------
Total assets                                                              $180,766,463       $151,637,284
                                                                          ============       ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt                                       $  5,809,649       $    795,758
  Accounts payable and accrued expenses                                      8,178,146          8,906,469
  Amounts payable to officers and stockholders                                 778,770            838,241
                                                                          ------------       ------------
Total current liabilities                                                   14,766,565         10,540,468

Long-term debt and other obligations, less current portion                 121,866,725         97,515,661

Stockholders' equity (Notes 2, 5 and 6):
  Series A Preferred Stock, cumulative, $.001 par value                            336                336
  Undesignated series preferred stock, $.001 par value                              --                 --
  Class A Common Stock, $.001 par value                                          6,237              6,192
  Class B Common Stock, $.001 par value                                          4,680              4,680
  Other stockholders' equity, net                                           44,121,920         43,569,947
                                                                          ------------       ------------
Total stockholders' equity                                                  44,133,173         43,581,155
                                                                          ------------       ------------
Total liabilities and stockholders' equity                                $180,766,463       $151,637,284
                                                                          ============       ============

           See notes to condensed consolidated financial statements.

NOTE: The balance sheet at September 30, 1995 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                        THREE MONTHS ENDED MARCH 31,            SIX MONTHS ENDED MARCH 31,
                                       ------------------------------          ----------------------------
                                          1996               1995                 1996             1995
                                       -----------        -----------          -----------      -----------
                                                (UNAUDITED)                            (UNAUDITED)
Net revenues                           $15,695,750        $13,208,036          $33,153,436      $30,014,024
Operating expenses                      13,536,683         12,187,783           27,153,126       24,957,360
                                       -----------        -----------          -----------      -----------
Operating income                         2,159,067          1,020,253            6,000,310        5,056,664
Other expense:
  Interest expense, net                 (2,392,274)        (1,242,553)          (4,734,214)      (2,361,248)
  Other, net                               (74,652)            10,545             (206,717)        (220,736)
                                       -----------        -----------          -----------      -----------
                                        (2,466,926)        (1,232,008)          (4,940,931)      (2,581,984)
                                       -----------        -----------          -----------      -----------

Income (loss) before minority
  interest and provision for
  income taxes                            (307,859)          (211,755)           1,059,379        2,474,680
Minority interest                             --             (232,925)                --         (1,077,032)
Provision for income taxes                    --               22,000              (65,000)         (53,000)
                                       -----------        -----------          -----------      -----------

Net income (loss) from continuing
 operations                               (307,859)          (422,680)             994,379        1,344,648

Discontinued operations:
 Loss on discontinued operations
 of CRC                                   (663,798)          (426,131)          (1,107,841)        (824,999)
                                       -----------        -----------          -----------      -----------

Net income (loss)                      $  (971,657)       $  (848,811)         $  (113,462)     $   519,649
                                       ===========        ===========          ===========      ===========

Net income (loss) per common
  and common equivalent share
  from continuing operations                $(0.03)            $(0.04)              $ 0.09           $ 0.12
                                            ======             ======               ======           ======

Net income (loss) per common
  and common equivalent share               $(0.10)            $(0.08)              $(0.01)           $0.04
                                            ======             ======               ======            =====

Weighted average common
  shares outstanding                    10,103,324         10,780,171           10,417,833       10,504,405
                                       ===========        ===========          ===========      ===========

           See notes to condensed consolidated financial statements.

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                SIX MONTHS ENDED MARCH 31
                                                                             ------------------------------
                                                                                  1996              1995
                                                                             ------------------------------
                                                                                       (UNAUDITED)

NET CASH PROVIDED BY OPERATING ACTIVITIES                                    $     811,190      $ 1,230,603

INVESTING ACTIVITIES:
  Purchases of property and equipment                                           (6,837,426)      (1,418,537)
  Payments relating to pending and completed
    business acquisitions                                                      (17,881,783)      (4,256,692)
                                                                             -------------      -----------
Net cash used in investing activities                                          (24,719,209)      (5,675,229)

FINANCING ACTIVITIES:
  Proceeds from borrowings under credit agreement                               28,459,267        5,000,000
  Payment of debt issue cost                                                    (5,157,833)              --
  Repayment of long-term debt                                                     (593,562)        (287,703)
  Net change in amounts due to/from
    officers and stockholders                                                      115,166         (673,094)
  Redemption of Preferred Stock                                                         --       (1,960,290)
  Payment of cumulative Preferred Stock dividends                                  (26,850)      (2,610,045)
                                                                             -------------      -----------
Net cash provided by (used in) financing activities                             22,796,188         (531,132)
                                                                             -------------      -----------

Net decrease in cash                                                            (1,118,831)      (4,975,758)
Cash at beginning of period                                                      5,404,310       10,218,911
                                                                             -------------      -----------
Cash at end of period                                                        $   4,292,479      $ 5,243,153
                                                                             =============      ===========

           See notes to condensed consolidated financial statements.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                                 March 31, 1996

1.  BASIS OF PRESENTATION

         The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six month period ended March 31, 1996 are not necessarily indicative of the results that may be expected for the year ended September 30, 1996. For further information, refer to the consolidated financial statements and footnotes thereto included in Heftel Broadcasting Corporation's Annual Report on Form 10-K for the year ended September 30, 1995.

         Net income (loss) per common share is computed by dividing net income
(loss) by the weighted average number of common and common equivalent shares (if dilutive) outstanding during each period. For purposes of this computation, cumulative preferred stock dividends are deducted from net income
(loss) during each period in which preferred stock is outstanding, although preferred stock dividends may not have been actually declared or paid during these periods.

2.  STOCKHOLDERS' EQUITY

                                                                            MARCH 31,       SEPTEMBER 30,
                                                                              1996               1995
                                                                          ------------       ------------
Stockholders' equity (Notes 5 and 6):
  Series A Preferred Stock, cumulative, $.001 par value,
    2,600,000 shares authorized, 335,634 issued and outstanding at March 31, 1996 and September 30, 1995
    Liquidation preference of $342,347 at March 31, 1996
    ($355,772 at September 30, 1995)                                      $        336       $        336
  Undesignated series preferred stock, $.001 par value, 2,400,000
    shares authorized, none issued or outstanding                                   --                 --
  Class A Common Stock, $.001 par value, 30,000,000 shares
    authorized, 6,236,610 issued and outstanding at March 31, 1996
    and September 30, 1995                                                       6,237              6,192
  Class B Common Stock, $.001 par value, 7,000,000 shares
    authorized, 4,679,763 issued and outstanding at March 31, 1996
    and September 30, 1995                                                       4,680              4,680
  Additional paid-in capital                                                96,385,554         95,693,269
  Accumulated deficit                                                      (43,979,847)       (43,839,535)
  Less treasury stock at cost, 810,587 shares                               (4,019,735)        (4,019,735)
  Notes receivable from stockholders related to purchase of stock           (4,264,052)        (4,264,052)
                                                                          ------------       ------------
Net stockholders' equity                                                  $ 44,133,173       $ 43,581,155
                                                                          ============       ============


3.  STATION ACQUISITION

         On March 25, 1996, the Company acquired the assets of radio station WPAT-AM, which serves the New York City market for approximately $19.5 million. The acquisition was financed through additional borrowings under the Company's Credit Agreement.

4.  LONG-TERM DEBT

         On January 10, 1996, the Company borrowed $1.5 million under its Credit Agreement and issued a $1.5 million promissory note in connection with the acquisition of real property in Miami on which an AM transmitting tower is located.

         On March 13, 1996, the Company completed an Amended and Restated Credit Agreement with its lender resulting in an increase to the total credit facilities from $100 million to $175 million and the commencement of principal payments was deferred until December 31, 1996. Other terms of the amended Credit Agreement remained substantially the same. The principal maturities of long-term debt as of March 31, 1996 and September 30, 1995 reflect the maturities provided for under the Amended and Restated Credit Agreement. On March 25, 1996, the Company borrowed an additional $20 million under the Credit Agreement. The proceeds were used to fund the acquisition of the assets of WPAT-AM in New York.

5.  STOCKHOLDERS' EQUITY

         In December 1995, the Company issued an aggregate of 519,339 stock options to various employees of the Company under its Stock Option Plan. The exercise price ranged from $15.25 to $15.50 per share, the market price at the date of issuance. The options vest over a period ranging from two to three years.

         On January 2, 1996 the Company issued 44,811 shares of common stock to one of the parties to the acquisition of WLXX-AM in Chicago in accordance with the terms of the purchase agreement.

         In March 1996, the Company's board of directors approved the payment of cumulative dividends through December 31, 1995 on the outstanding Series A Preferred Stock. Such dividend payment totaled $26,851.

6.  SUBSEQUENT EVENTS

         In April 1996, the Company's board of directors approved the payment of cumulative dividends from January 1, 1996 through March 31, 1996 on the outstanding Series A Preferred Stock. Such dividend payment totaled $6,713.

         On September 9, 1996, the Company's Board of Directors approved a plan to discontinue the operations of the radio network owned by the Company's wholly-owned subsidiary Spanish Coast-to-Coast, Ltd., a Delaware corporation doing business as Cadena Radio Centro ("CRC"), effective August 5, 1996. Consequently, the accompanying condensed consolidated statements of operations have been restated to reflect the effects of the discontinued operations of CRC for each of the periods presented.

                UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                         DECEMBER 31,       SEPTEMBER 30,
                                                                             1995                1995
                                                                         -------------      -------------
                                                                          (UNAUDITED)          (NOTE)
ASSETS
Current assets:
  Cash                                                                   $   3,416,396      $   5,404,310
  Accounts receivable, net                                                  17,593,044         15,501,811
  Other current assets                                                       4,222,817          4,601,377
                                                                         -------------      -------------
Total current assets                                                        25,232,257         25,507,498

Property and equipment, at cost                                             18,506,652         17,580,114
  Less accumulated depreciation and amortization                            (5,684,311)        (5,335,151)
                                                                         -------------      -------------
                                                                            12,822,341         12,244,963

Intangible assets                                                          114,895,925        114,895,925
  Less accumulated amortization                                             (6,232,429)        (5,643,246)
                                                                         -------------      -------------
                                                                           108,663,496        109,252,679

Other non-current assets                                                     6,373,355          4,632,144
                                                                         -------------      -------------
Total assets                                                             $ 153,091,449      $ 151,637,284
                                                                         =============      =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt                                      $   3,246,355      $     795,758
  Accounts payable and accrued expenses                                      9,896,912          8,906,469
  Amounts payable to officers and stockholders                                 838,241            838,241
                                                                         -------------      -------------
Total current liabilities                                                   13,981,508         10,540,468

Long-term debt and other obligations, less current portion                  94,670,591         97,515,616

Stockholders' equity (Notes 2, 5 and 6):
  Series A Preferred Stock, cumulative, $.001 par value                            336                336
  Undesignated series preferred stock, $.001 par value                              --                 --
  Class A Common Stock, $.001 par value                                          6,192              6,192
  Class B Common Stock, $.001 par value                                          4,680              4,680
  Other stockholders' equity                                                44,428,142         43,569,947
                                                                         -------------      -------------
Net stockholders' equity                                                    44,439,350         43,581,155
                                                                         -------------      -------------
Total liabilities and stockholders' equity                               $ 153,091,449      $ 151,637,284
                                                                         =============      =============

           See notes to condensed consolidated financial statements.

NOTE: The balance sheet at September 30, 1995 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

             UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                                                             THREE MONTHS ENDED DECEMBER 31,
                                                                           ----------------------------------
                                                                                  1995             1994
                                                                           ----------------------------------
                                                                                       (UNAUDITED)

Net revenues                                                                   $17,457,686      $16,805,988
Operating expenses                                                              13,616,443       12,769,578
                                                                               -----------      -----------
Operating income                                                                 3,841,243        4,036,410

Other income (expense):
  Interest expense, net                                                         (2,350,438)      (1,177,693)
  Other, net                                                                      (123,567)        (171,859)
                                                                               -----------      -----------
                                                                                (2,474,005)      (1,349,552)
                                                                               -----------      -----------
Income before minority interest
  and provision for income taxes                                                 1,367,238        2,686,858

Minority interest                                                                 --               (844,107)
Provision for income taxes                                                         (65,000)         (75,000)
                                                                               -----------      -----------
Net income from continuing operations                                            1,302,238        1,767,751

Loss on discontinued operations of CRC                                            (444,043)        (399,291)
                                                                               -----------      -----------

Net income                                                                     $   858,195      $ 1,368,460
                                                                               ===========      ===========

Net income (loss) per common
  and common equivalent share
  from continuing operations                                                         $0.12            $0.16
                                                                                     =====            =====

Net income (loss) per common
  and common equivalent share                                                       $ 0.08           $ 0.13
                                                                                    ======           ======

Weighted average common
  shares outstanding                                                            10,732,342       10,796,079
                                                                               ===========      ===========




           See notes to condensed consolidated financial statements.

           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                             THREE MONTHS ENDED DECEMBER 31
                                                                             -------------------------------
                                                                                  1995             1994
                                                                             -------------------------------
                                                                                       (UNAUDITED)

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                           $    757,613     $ (1,467,611)

INVESTING ACTIVITIES:
  Purchases of property and equipment                                             (926,538)        (423,867)
  Payments relating to pending and completed
    business acquisitions                                                       (1,916,001)      (1,980,451)
                                                                              ------------     ------------
Net cash used in investing activities                                           (2,842,539)      (2,404,318)

FINANCING ACTIVITIES:
  Advances from officers and stockholders                                          491,485           52,487
  Repayment of long-term debt                                                     (394,473)        (165,939)
  Repayment of loans from officers and stockholders                                     --         (207,160)
                                                                              ------------     ------------
  Net cash provided by (used in) financing activities                               97,012         (320,612)
                                                                              ------------     ------------

Net decrease in cash                                                            (1,987,914)      (4,192,541)
Cash at beginning of period                                                      5,404,310       10,218,911
                                                                              ------------     ------------
Cash at end of period                                                         $  3,416,396     $  6,026,370
                                                                              ============     ============

           See notes to condensed consolidated financial statements.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

                               December 31, 1995

1.  BASIS OF PRESENTATION

         The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended December 31, 1995 are not necessarily indicative of the results that may be expected for the year ended September 30, 1996. For further information, refer to the consolidated financial statements and footnotes thereto included in Heftel Broadcasting Corporation's Annual Report on Form 10-K for the year ended September 30, 1995.

         Net income per common share is computed by dividing net income by the weighted average number of common and common equivalent shares (if dilutive) outstanding during each period. For purposes of this computation, cumulative preferred stock dividends are deducted from net income during each period in which preferred stock is outstanding, although preferred stock dividends may not have been actually declared or paid during these periods.

2.  STOCKHOLDERS' EQUITY

                                                                          DECEMBER 31,       SEPTEMBER 30,
                                                                              1995               1995
                                                                          ------------       ------------
Stockholders' equity (Notes 5 and 6):
  Series A Preferred Stock, cumulative, $.001 par value,
    2,600,000 shares authorized, 335,634 issued and outstanding at December 31, 1995 and September 30, 1995
    Liquidation preference of $362,485 at December 31, 1995
    ($355,772 at September 30, 1995)                                      $        336       $        336
  Undesignated series preferred stock, $.001 par value, 2,400,000
    shares authorized, none issued or outstanding                                   --                 --
  Class A Common Stock, $.001 par value, 30,000,000 shares
    authorized, 6,191,799 issued and outstanding at December 31, 1995
    and September 30, 1995                                                       6,192              6,192
  Class B Common Stock, $.001 par value, 7,000,000 shares
    authorized, 4,679,763 issued and outstanding at December 31, 1995
    and September 30, 1995                                                       4,680              4,680
  Additional paid-in capital                                                95,693,269         95,693,269
  Accumulated deficit                                                      (42,981,340)       (43,839,535)
  Less treasury stock at cost, 810,587 shares                               (4,019,735)        (4,019,735)
  Notes receivable from stockholders related to purchase of stock           (4,264,052)        (4,264,052)
                                                                          ------------       ------------
Net stockholders' equity                                                  $ 44,439,350       $ 43,581,155
                                                                          ============       ============


3.  STATION ACQUISITION

         On November 1, 1995, the Company entered into an agreement to acquire the assets of radio station WPAT-AM, which serves the New York City market for approximately $19,500,000. The acquisition will be financed through additional borrowings under the Company's Credit Agreement. The consummation of this acquisition is subject to approval by the Federal Communications Commission.

4.  LONG-TERM DEBT

         On December 20, 1995, the Company entered into an agreement with its lender to amend the Credit Agreement. The amended Credit Agreement will increase the total credit facilities to $140,000,000 and defer the commencement of principal payments until December 31, 1996. Other terms of the amended Credit Agreement will remain substantially the same. As a result of this agreement, the principal maturities of long-term debt as of December 31, 1995 and September 30, 1995 have been restated to reflect the maturities provided for under the pending amendment to the Credit Agreement.

5.  STOCKHOLDERS' EQUITY

         In December 1995, the Company issued an aggregate of 519,339 stock options to various employees of the Company under its Stock Option Plan. The exercise price ranged from $15.25 to $15.50 per share, the market price at the date of issuance. The options vest over a period ranging from two to three years.

6.  SUBSEQUENT EVENTS

         On January 10, 1996, the Company borrowed $1,500,000 under its Credit Agreement and issued a $1,500,000 promisory note in connection with the acquisition of real property in Miami on which an AM transmitting tower is located.

         On January 2, 1996 the Company issued 44,811 shares of common stock to one of the parties to the acquisition of WLXX-AM in Chicago in accordance with the terms of the purchase agreement.

         On September 9, 1996, the Company's Board of Directors approved a plan to discontinue the operations of the radio network owned by the Company's wholly-owned subsidiary Spanish Coast-to-Coast, Ltd., a Delaware corporation doing business as Cadena Radio Centro ("CRC"), effective August 5, 1996. Consequently, the accompanying condensed consolidated statements of operations have been restated to reflect the effects of the discontinued operations of CRC for each of the periods presented.